UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  July 6, 2012

PORTUS HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54403	45-1283820
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

110 East Broward Blvd.

Suite 1700

Fort Lauderdale, FL 33301

(Address of Principal Executive Offices)

954-778-8211

(Issuer Telephone Number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of independent registered public accounting firm.

On July 6, 2012 the Company dismissed Weaver & Martin, LLC as our independent registered public accounting firm.

Weaver & Martin, LLC (“Weaver & Martin”) issued an audit report for the day ended March 31, 2011. This was the sole period in which Weaver & Martin issued an audit report. There were no disagreements (as defined in Item 304 of Regulation S-K) with Weaver & Martin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weaver & Martin would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. The report of Weaver & Martin did state that there was substantial doubt about the Company’s ability to continue as a going concern.

We provided Weaver & Martin with a copy of the above disclosures and requested that Weaver & Martin provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of Weaver & Martin’s letter dated July 9, 2012 is attached as Exhibit 16.1 to this report.

(b)    Engagement of new independent registered public accounting firm.

On July 6, 2012, our Board of Directors engaged MaloneBailey LLP, as its independent registered public accounting firm.

During the Company’s most recent fiscal year end and the interim periods preceding the engagement of MaloneBailey LLP, and through July 6, 2012 neither the Company nor anyone acting on our behalf, has consulted with MaloneBailey LLP regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and Weaver & Martin as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 16.1   Letter from Weaver & Martin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 9, 2012

Portus Holdings Inc.
By:	/s/ George Dale Murray, II
George Dale Murray, II
Chief Executive Officer